Exhibit 32.1

INTERSTATE HOTELS & RESORTS, INC.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

In connection with this annual report on Form 10-K of Interstate Hotels & Resorts, Inc. (the “Registrant”) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven D. Jorns, Chief Executive Officer of the Registrant, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 9, 2004

/s/ Steven D. Jorns
Steven D. Jorns Chief Executive Officer